Exhibit 10.2

FINDER’S AGREEMENT

This agreement (the “Agreement”) is entered into as of October 27, 2011 between LabStyle Innovations Corp., a Delaware corporation (the “Company”) and Spencer Trask Ventures, Inc., a Delaware corporation (“Finder”).

RECITALS

WHEREAS, Finder may have occasion to introduce the Company to one or more Targets (as defined in Section 3 below) who may be interested in engaging in a business combination or financing arrangement with the Company which may include a merger or purchase of some or all of the stock or assets of the Company by a Target, or an investment in the securities of or loan to the Company by a Target (singularly and in combination, a “Transaction”); and

WHEREAS, the Company desires to engage the services of Finder on a non-exclusive basis to provide one or more introductions to such Targets in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Placement Agency Agreement, dated September 8, 2011, by and between the Company and Finder (the “Placement Agency Agreement”).

2. The Company engages Finder during the Term (as defined in Section 5 below) as a non-exclusive finder to locate one or more proposed Targets that may be interested in effecting a Transaction.

3. For the purposes of this Agreement, “Targets” shall mean companies or entities and any of their related parties or affiliates introduced to the Company by Finder, exclusive of (i) the Finder and/or its related parties or affiliates and (ii) companies or entities with which the Company can reasonably document that it has had an existing relationship which existed prior to such introduction by Finder.

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4. In the event of a consummated Transaction, the Company shall pay to Finder a cash fee as follows:

(i)	7% of the first $1,000,000 or portion thereof of the consideration paid in such Transaction; plus
(ii)	6% of the next $1,000,000 or portion thereof of the consideration paid in such Transaction; plus
(iii)	5% of the next $5,000,000 or portion thereof of the consideration paid in such Transaction; plus
(iv)	4% of the next $1,000,000 or portion thereof of the consideration paid in such Transaction; plus
(v)	3% of the next $1,000,000 or portion thereof of the consideration paid in such Transaction; plus
(vi)	2.5% of any consideration paid in such Transaction in excess of $9,000,000.

“Consideration paid in such Transaction” for purposes of this Agreement shall mean the value of all consideration, including proceeds of investments and loans, paid to the Company and/or the stockholders of the Company in connection with a Transaction, including cash, promissory notes, securities or other items of value exchanged or paid at closing; assumption of debt; and any deferred payments including, without limitation, amounts paid into escrow or contingent payments. Securities and any non-cash consideration paid in connection with any Transaction shall be included as part of the consideration at their fair market value which shall be determined by the Company’s Board of Directors and Finder, acting in good faith; provided, however, any publicly traded securities will be valued based on the average of the closing prices of such securities on the primary exchange or quotation system on which they are traded for the ten trading days ending one trading day prior to the Transaction closing. Payment of the applicable fee set forth above will be made at the closing of the related Transaction; provided, however, that amounts paid into escrow or contingent payments (including interest), will be included as part of the consideration and paid to Finder, if, as and when actually paid or otherwise made available to the Company or affiliated or related entities or individuals) or its stockholders. The fee shall be payable in cash.

In the event that any fees due Finder are not paid when due, the Company shall also be liable to Finder for interest on the amount due at the annual rate of three percent (3%) over the prime rate, accruing on a daily basis from the date of closing, plus all of Finder's reasonable legal fees and expenses in connection with collection of said fees.

5. This Agreement shall remain in full force and effect for a period (the “Term”) equal to four (4) years after the later of the Termination Date and the Final Closing; provided, however, that Finder shall be entitled to receive the full fee set forth in Section 4 hereof in the event discussions are held with a Target during the term of this Agreement and a Transaction is consummated with such Target within six (6) months from the end of the Term.

6. The Company shall not be liable for any retainers, costs, expenses or other charges incurred by Finder or third parties at the request of Finder unless the Company has authorized such costs or expenses in writing.

7. (a) Finder is an independent contractor and financial advisor and is not an employee or agent of the Company and it shall have no authority to bind the Company in any manner whatsoever.

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(b) The Company acknowledges that Finder shall have no obligation with respect to any due diligence with respect to any Target and that Finder makes, and will not be required in the future to make, any representations whatsoever with respect to any Target (including without limitation its financial condition or its ability to perform any obligations to which it is or may become bound), and the Company expressly agrees that Finder shall have no liability whatsoever in connection with any Transaction it may enter into with a Target.

8. This Agreement constitutes the entire agreement between the parties with respect to the specific subject matter hereof and supersedes any prior agreements, whether written or oral, between the parties. No modification, extension or change in this Agreement shall be effective unless it is in writing and signed by both Finder and the Company.

9. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement may not be assigned except upon the prior written consent of the other party to this Agreement.

10. Any notice provided hereunder shall be provided in accordance with the terms and provisions of Section 12 of the Placement Agency Agreement, which terms and provisions are incorporated herein by reference as operative provisions hereof as if fully set forth herein.

11. The Company shall indemnify and hold Finder and its affiliates and their respective directors, officers, employees, agents and controlling persons (collectively the "Indemnified Persons") harmless from and against all losses, claims, damages, judgments, assessments, costs, expenses (including the reasonable fees and expenses of counsel) and other liabilities incurred by any of them (collectively “Liabilities”), which relate to or arise in any manner out of any actions taken or omitted to be taken by the Company in connection with any Transaction and will promptly reimburse each Indemnified Person for all reasonable expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. The Company will not, however, be responsible to any Indemnified Person for any Liability which is finally judicially determined to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

12. The execution of this Agreement does not constitute a commitment by Finder to locate any Targets for the Company and there can be no assurance that Finder will be able to locate any Targets to consummate a Transaction. In addition, the Company shall be under no commitment and shall have sole discretion to determine whether or not to pursue or consummate any Transaction.

13. The terms and provisions of Section 13 of the Placement Agency Agreement regarding governing law and arbitration are incorporated by reference herein as an operative provision hereof as if fully set forth herein.

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14. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart). In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or data file signature page were an original thereof.

IN WITNESS WHEREOF, this Finder’s Agreement has been executed by the parties hereto as of the date first above written.

LABSTYLE INNOVATIONS CORP.	SPENCER TRASK VENTURES, INC.

By: /s/ Oren Fuerst	By: /s/ John Heidenreich
Name: Oren Fuerst	Name: John Heidenreich
Title: Chief Executive Officer	Title: President

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